Exhibit 10.1

FIRST AMENDMENT TO THE

BREITBURN ENERGY PARTNERS L.P. 2006 LONG TERM INCENTIVE PLAN

This Amendment (this “Amendment”) to the BreitBurn Energy Partners L.P. 2006 Long Term Incentive Plan (the “Plan”) was adopted on October 9, 2006 by the Board of Directors of BreitBurn GP, LLC (“GP LLC”), acting in its capacity as the Administrator of the Plan and as General Partner of BreitBurn Energy Partners L.P. (the “Partnership”).

RECITALS

A.            The Board of Directors of GP LLC (the “Board”) deemed it advisable to amend the Plan, effective as of December 26, 2007.

B.            Pursuant to Section 7 of the Plan, the Board has the authority to amend the Plan, subject to certain limitations.

AMENDMENT

1.             Effective as of December 26, 2007, Section 4(a) of the Plan is amended in its entirety to read as follows:

“(a)         Limits on Units Deliverable.  Subject to adjustment as provided in Section 4(c), the number of Units that may be delivered with respect to Awards under the Plan is 10% of the outstanding number of Common Units on the effective date of this Amendment.  Units withheld from an Award to either satisfy the Company’s or an Affiliate’s tax withholding obligations with respect to the Award or pay the exercise price of an Award shall not be considered to be Units delivered under the Plan for this purpose.  If any Award is forfeited, cancelled, exercised, paid, or otherwise terminates or expires without the actual delivery of Units pursuant to such Award (the grant of Restricted Units is not a delivery of Units for this purpose), the Units subject to such Award shall again be available for Awards under the Plan.  There shall not be any limitation on the number of Awards that may be paid in cash.”

2.             Capitalized terms used in this Amendment without definition shall have the respective meanings ascribed thereto in the Plan.

3.             Except as otherwise expressly set forth in this Amendment, the Plan remains in full force and effect in accordance with its terms.

4.             This Amendment shall be governed by and construed in accordance with the laws in force in the state of Delaware, without regard to that state’s conflict-of-laws rules and principles.

I hereby certify that this Amendment was duly adopted by the Board on December 26, 2007.

Executed this 27th day of December, 2007.

BREITBURN ENERGY PARTNERS L.P.

By:	BREITBURN GP, LLC

Its:	General Partner

By:	/s/Halbert S. Washburn

Name:	Halbert S. Washburn
Title:	Co-Chief Executive Officer